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                                                                   Exhibit 11(b)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Financial Statements" and "Independent Auditors" in each Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 29 to the Registration Statement (Form N-1A No. 2-92665/811-4088) of Excelsior Funds, Inc. of our report dated May 9, 1997 on the financial statements and financial highlights included in the 1997 Annual Reports to Shareholders.


                                                /s/ ERNST & YOUNG LLP

                                                    ERNST & YOUNG LLP

Boston, Massachusetts
July 30, 1997